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                                                          EXHIBIT 99.1

Media contact:  Coleman Sullivan
                Karen Randall
                803/597-8642

Investor contact:  Larry Gosnell
                   803/597-8658


                                        FOR IMMEDIATE RELEASE


            FLAGSTAR REPORTS CANTEEN SALES COMPLETE,
                PRE-TAX GAIN EXCEEDS $350 MILLION



SPARTANBURG, S.C., June 17 -- The previously announced sale of
Canteen food and vending by Flagstar Companies, Inc.
(NASDAQ:FLST) to Compass Group PLC was completed today.

     The London-based food service company purchased Canteen for $450 million.

     Flagstar expects to report a pre-tax gain exceeding $350 million as a result of the Canteen sale.

     As part of its strategic decision to focus on its core restaurant businesses, Flagstar also has engaged Morgan Stanley
& Company to seek buyers for its TW Recreational Services and Volume Services divisions.

     Flagstar, one of the nation's largest restaurant companies, owns and operates Denny's, Quincy's Family Steakhouse and El
Pollo Loco restaurants and is the largest franchisee of Hardee's restaurants.


                                        6/17/94

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